EXHIBIT 25.3
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                  --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ---------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

    A National Banking Association                          36-0899825
                                                            (I.R.S. employer
                                                      identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
         (Address of principal executive offices)             (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                       ---------------------------------

                             FIRST HAWAIIAN, INC.
              (Exact name of obligor as specified in its charter)


         Delaware                                         99-0156159
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                  identification number)


         First Hawaiian Bank Tower
         999 Bishop Street
         Honolulu, Hawaii                                  96813
(Address of principal executive offices)                  (Zip Code)


                        Guarantee of Capital Securities
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                 (a)      Name and address of each examining or
                 supervising authority to which it is subject.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

                 (b)      Whether it is authorized to exercise
                 corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                 No such affiliation exists with the trustee.


Item 16.         List of exhibits.   List below all exhibits filed as a
                 part of this Statement of Eligibility.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 15th day of October, 1997.


                                  The First National Bank of Chicago,
                                  Trustee

                                  By       /s/ Steve M. Husbands

                                           Name:   Steve M. Husbands
                                           Title:  Assistant Vice President







* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                 October 15, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee of First Hawaiian, Inc., relating to the Capital Securities of First Hawaiian Capital I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 The First National Bank of Chicago

                                  By:      /s/ Steve M. Husbands

                                           Name:   Steve M. Husbands
                                           Title:  Assistant Vice President

                                                    EXHIBIT 7

Legal Title of Bank:    The First National Bank of    Call Date: 06/30/97
                          Chicago                     ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza,     Page RC-1
                        Ste 0303
City, State Zip:        Chicago, IL 60670
FDIC Certificate No.    0/3/6/1/8


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                                            C400
                                                                                                           ______
                                                              Dollar Amounts                              BIL MIL
                                                               in Thousands               RCFD              THOU
                                                              -------------               ----             ------

            ASSETS
            1.  Cash and balances due from depository
                institutions (from Schedule RC-A):
              a.  Noninterest-bearing balances and
                  currency and coin<F1> . . . . . . .                                      0081           4,415,563         1.a.
              b.  Interest-bearing balances<F2> . . .                                      0071           7,049,275         1.b.
            2.  Securities:
              a.  Held-to-maturity securities(from
                  Schedule RC-B, column A)  . . . . .                                      1754                   0         2.a.
              b.  Available-for-sale securities (from
                  Schedule RC-B, column D)  . . . . .                                      1773           4,455,173         2.b.
            3.  Federal funds sold and securities
                purchased under agreements to resell . .                                   1350           4,604,233         3.
            4.  Loans and lease financing
                receivables:
              a:  Loans and leases, net of unearned
                  income (from Schedule RC-C) . . . .  RCFD 2122 24,185,099                                                 4.a.
              b.  LESS: Allowance for loan and lease
                  losses  . . . . . . . . . . . . . .  RCFD 3123   423,419                                                  4.b.
              c:  LESS: Allocated transfer risk
                  reserve . . . . . . . . . . . . . .  RCFD 3128    0                                                       4.c.
              d:  Loans and leases, net of unearned
                  income, allowance, and reserve
                  (item 4.a minus 4.b and 4.c)  . . .                                      2125          23,761,680         4.d.
            5.  Trading assets (from Schedule RD-D) .                                      3545           6,930,216           5.
            6.  Premises and fixed assets (including
                capitalized leases)   . . . . . . . .                                      2154             705,704           6.

            7.  Other real estate owned (from
                Schedule RC-M)  . . . . . . . . . . .                                      2150               7,960           7.
            8.  Investments in unconsolidated
                subsidiaries and associated companies
                (from Schedule RC-M)  . . . . . . . .                                      2130              64,504           8.
            9.  Customers' liability to this bank on
                acceptances outstanding   . . . . . .                                      2155             562,251           9.
            10. Intangible assets (from Schedule RC-
                M)  . . . . . . . . . . . . . . . . .                                      2143             283,716          10.
            11. Other assets (from Schedule RC-F) . .                                      2160           1,997,778          11.
            12. Total assets (sum of items 1 through
                11)   . . . . . . . . . . . . . . . .                                      2170           54,837,42          12.


            -------------

            <F1> Includes cash items in process of collection and unposted debits.
            <F2> Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of    Call Date: 06/30/97
                         Chicago                     ST-BK: 17-1630 FFIEC 031
                                                     Page RC-2
Address:               One First National Plaza,
                       Ste 0303
City, State Zip:       Chicago, IL  60670
FDIC Certificate No.   0/3/6/1/8

Schedule RC-Continued

                                                Dollar Amounts in
                                                    Thousands                                      Bil Mil Thou
                                                 ---------------                                   ------------

            LIABILITIES
            13. Deposits:
              a.  In domestic
                  offices (sum of
                  totals of columns
                  A and C from
                  Schedule RC-E,
                  part 1) . . . . .                                                   RCON 2200          21,852,164       13.a
                (1) Noninterest-
                bearing<F1>   . . .           RCON 6631   9,474,510                                                       13.a.1
                (2) Interest-
                bearing   . . . . .           RCON 6636  12,377,654                                                       13.a.2
              b.  In foreign
                  offices, Edge and
                  Agreement
                  subsidiaries, and
                  IBFs (from
                  Schedule RC-E
                  Part II)  . . . .                                                   RCFN 2200          13,756,280       13.b
                (1)  Noninterest
                     bearing  . . .           RCFN 6631     330,030                                                       13.b.1
                (2)  Interest-
                     bearing  . . .           RCFN 6636  13,426,250                                                       13.b.2
            14. Federal funds
                purchased and
                securities sold
                under agreements to
                repurchase:
            15. a.  Demand notes
                    issued to the
                    U.S. Treasury .                                                   RCON 2840              40,307       15.a.
              b.  Trading
                  Liabilities (from
                  Schedule RC-D)  .                                                   RCFD 3548           4,985,577       15.b.
            16. Other borrowed
                money:

              a:  With original
                  maturity of one
                  year or less  . .                                                   RCFD 2332        2,337,018        16.a
              b.  With original
                  maturity of more than
                  one year through
                  three years . . .                                                   A547               265,393        16.b
              c.  With a remaining
                  maturity of more
                  than three years                                                    A548               322,175        16.c
            17. Not applicable
            18. Bank's liability on
                acceptance executed
                and outstanding   .                                                   RCFD 2920          562,251        18
            19. Subordinated notes
                and debentures<F2>
            20. Other liabilities                                                     RCFD 3200        1,700,000        19
                (from Schedule RC-
                G)  . . . . . . . .                                                   RCFD 2930          929,875        20
            21. Total liabilities
                (sum of items 13
                through 20)   . . .                                                   RCFD 2948       50,618,199        21
            22. Not applicable  . .
            EQUITY CAPITAL
            23. Perpetual preferred
                stock and related
                surplus   . . . . .                                                   RCFD 3838                0        23
            24. Common stock  . . .                                                   RCFD 3230          200,858        24
            25. Surplus (exclude
                all surplus related
                to preferred stock)                                                   RCFD 3839        2,948,616        25
            26. a.  Undivided
                    profits and
                    capital reserves                                                  RCFD 3632        1,059,214        26.a.
              b.  Net unrealized
                  holding gains
                  (losses) on
                  available-for-
                  sale securities .                                                   RCFD 8434           12,788        26.b.
            27. Cumulative foreign
                currency
                translation
                adjustments   . . .                                                   RCFD 3284           (2,252)       27
            28. Total equity
                capital (sum of
                items 23 through
                27)   . . . . . . .                                                   RCFD 3210        4,219,224        28
            29. Total liabilities
                and equity capital
                (sum of items 21
                and 28)   . . . . .                                                   RCFD 3300       54,837,423        29

            Memorandum
            To be reported only
            with the March Report
            of Condition.
            1.  Indicate in the box                                                                                       Number
                at the right the
                number of the
                statement below
                that best describes
                the most comprehensive
                level of auditing work
                performed for the
                bank by independent
                external
                auditors as of any
                date during
                1996. . .  .                               RCFD 6724                  N/A                                  M.1.

         1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
         2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
              (but not on the bank separately)
         3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
          4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
          5 = Review of the bank's financial statements by external auditors
          6 = Compilation of the bank's financial statements by external auditors
          7 = Other audit procedures (excluding tax preparation work)
          8 = No external audit work

         ------------

         <F1> Includes total demand deposits and noninterest-bearing time and savings deposits.
         <F2> Includes limited-life preferred stock and related surplus.